FORM OF
               CO-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


         THIS AGREEMENT is made as of April 1, 2003 by and among PFPC Inc., a Massachusetts corporation ("PFPC"), National City Bank ("NCB"), a national banking association, and each of Armada Funds and The Armada Advantage Fund, each a Massachusetts business trust (each a "Fund" and together the "Funds"), each such Fund acting severally on its own behalf and not jointly with such other Fund.

                              W I T N E S S E T H:

         WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and
         WHEREAS, each Fund wishes to retain PFPC and NCB to provide co-administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and each of PFPC and NCB wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:
         ----------------------------------------

         (a)      "1933 Act" means the Securities Act of 1933, as amended.

         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.


         (c) "Authorized Person" means any officer of a Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

         (d)      "CEA" means the Commodities Exchange Act, as amended.

         (e) "Co-Administrators" means PFPC and NCB, collectively, and "Co-Administrator" means PFPC or NCB, individually.

         (f) "Oral Instructions" mean oral instructions received by a Co-Administrator from an Authorized Person or from a person reasonably believed by the Co-Administrator to be an Authorized Person. A Co-Administrator may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (g)      "SEC" means the Securities and Exchange Commission.

         (h) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

         (i) "Shares" means the shares of beneficial interest of any series or class of a Fund.

         (j) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by a Co-Administrator or
                  (ii) trade instructions transmitted (and received by a Co-Administrator) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. Each Fund hereby appoints PFPC and NCB to provide such co-administration and accounting services to each of its Portfolios as are customarily provided to investment companies in the industry, in accordance with the terms set forth in Sections 15, 16, 17 and 18 of this Agreement. Each of PFPC and NCB accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. Each Fund has provided or, where applicable, will provide the Co-Administrators with the following:


         (a) at a Co-Administrator's request, certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of a Co-Administrator or its affiliates to provide services to each Portfolio and approving this Agreement;


         (b) a copy of the Fund's most recent effective registration statement;

         (c)      a copy of each Portfolio's  advisory  agreement or agreements;
                  and

         (d) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4.       COMPLIANCE WITH RULES AND REGULATIONS.

         Each Co-Administrator undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to it and the duties to be performed by it hereunder. Except as specifically set forth herein, a Co-Administrator assumes no responsibility for such compliance by a Fund or other entity. In addition, neither Co-Administrator assumes any responsibility for such compliance by the other Co-Administrator.

5.       INSTRUCTIONS.

         (a)      Unless    otherwise    provided   in   this    Agreement,    a
                  Co-Administrator shall act only upon Oral Instructions or Written Instructions.

         (b) A Co-Administrator shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by a Co-Administrator to be an Authorized Person) pursuant to this Agreement. A Co-Administrator may assume that any Oral

                  Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until a Co-Administrator receives Written Instructions to the contrary.

         (c) Each Fund agrees to forward to a Co-Administrator Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by a Co-Administrator or its affiliates) so that the Co-Administrator receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by the Co-Administrator or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or such Co-Administrator's ability to rely upon such Oral Instructions.

6.       RIGHT TO RECEIVE ADVICE.

         (a) ADVICE OF THE FUNDS. If a Co-Administrator is in doubt as to any action it should or should not take, it may request directions or advice, including Oral Instructions or Written Instructions, from the relevant Fund.

         (b) ADVICE OF COUNSEL. If a Co-Administrator shall be in doubt as to any question of law pertaining to any action it should or should not take, it may request advice at its own cost (unless, given the matter in question, the parties agree that such cost should properly be borne by a Fund) from counsel of its own choosing (who may be counsel for a Fund, a Fund's investment adviser or either Co-Administrator, at the option of the Co-Administrator).

         (c)      CONFLICTING  ADVICE.  In  the  event  of  a  conflict  between directions or advice or Oral Instructions or Written Instructions a Co-Administrator receives from a Fund and the advice it receives from counsel, a Co-Administrator may rely upon and follow the advice of counsel. In the event a Co-Administrator so relies on the advice of counsel, it shall be responsible for any action or omission on its part in carrying out such advice which constitutes willful misfeasance, bad faith, negligence or reckless disregard by such Co-Administrator of any duties, obligations or responsibilities set forth in this Agreement.

         (d) PROTECTION OF THE CO-ADMINISTRATORS. A Co-Administrator shall be indemnified by each Fund and without liability for any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions a Co-Administrator receives from or on behalf of the Fund or from counsel and which a Co-Administrator believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon a Co-Administrator (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of such Co-Administrator's properly taking or not taking such action. Nothing in this subsection shall excuse a Co-Administrator when an action or omission on its part in carrying out such directions, advice, Oral Instructions or Written Instructions constitutes willful misfeasance, bad faith, negligence or reckless disregard by such Co-Administrator of any duties, obligations or responsibilities set forth in this Agreement.

7.       RECORDS; VISITS.

         (a) The books and records pertaining to the Funds and the Portfolios which are in the possession or under the control of a Co-Administrator shall be the property of the appropriate Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable laws, rules and regulations. The Funds and Authorized Persons shall have access to such books and records at all times during the relevant Co-Administrator's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records shall be provided by the relevant Co-Administrator to the Fund or to an Authorized Person, at that Fund's expense.

         (b) The Co-Administrators shall maintain and preserve the following records:


                  (i)      all  books  and   records   with   respect   to  each
                           Portfolio's books of account;

                  (ii)     records of each Portfolio's securities  transactions;
                           and


                  (iii) all other books and records as are required to be maintained and preserved pursuant to Rules 31a-1, 31a-2 and 31a-3 under the 1940 Act in connection with the services provided hereunder.

8.       CONFIDENTIALITY.

         (a) "Confidential Information" means all information provided by either party (the "Originating Party") and any of its affiliates to the other party (the "Receiving Party") in connection with this Agreement. Confidential Information shall include, without limitation: (i) list(s) of customer names and addresses and other customer-related information, regardless of whether the Originating Party's relationship with the customer ceases, including any nonpublic personal information as defined by federal law, including, but not limited to, the Gramm-Leach-Bliley Act, as it may be amended, any regulations promulgated thereunder and any other customer information protected by applicable state law; (ii) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Funds, PFPC or NCB, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (iii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Funds, PFPC or NCB a competitive advantage over its competitors; (iv) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (v) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (i) is already known to the receiving party at the time it is obtained; (ii) is or becomes publicly known or available through no wrongful act of the receiving party; (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (iv) is released by the protected party to a third party without restriction; (v) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (vii) has been or is independently developed or obtained by the receiving party.

         (b) All Confidential Information shall be held in the strictest confidence and will not be disclosed by either party or its representatives, except as specifically permitted by the terms hereof. Each party and its respective representatives will use the Confidential Information solely for the purposes of performing under and in compliance with the terms of this Agreement, will not use the Confidential Information for any other purpose, and will not disclose or communicate the Confidential Information, directly or indirectly, to any third party except as necessary to carry out the purpose of this Agreement. Each party further agrees that the Confidential Information will be disclosed only to such of its representatives who need to examine the Confidential Information for the purposes described above. Before being provided with any Confidential Information, each such representative shall be informed of the confidential nature of the Confidential Information and shall be directed to treat the Confidential Information confidentially. Each party shall in any event be resposnible for any breach of this Agreement by any representative.

         (c) Each party shall take all steps reasonably necessary to keep confidential the Confidential Information and shall take all steps reasonably necessary to assure observation of this Agreement by its representatives. All Confidential Information shall remain the exclusive property of the Originating Party or its affiliates, as applicable. Upon request by the Originating Party, the Receiving Party shall promptly surrender to the Originating Party any of the Confidential Information in the Receiving Party's possession, and shall surrender all Confidential Information to the Originating Party promptly and without request upon the termination of this Agreement. The Receiving Party will not retain any copies of the Confidential Information.

         (d) In the event that a Receiving Party or any of its representatives is requested or required (by oral question, interrogatories, requests for information or documents, subpoenas, civil investigation or similar process) to disclose any of the Confidential Information, such Receiving Party will provide the Originating Party and its affiliates with prompt notice of such requests so that the Originating Party or its affiliates, as applicable, may seek an appropriate protective order, or if appropriate, waive compliance with the provisions of this Agreement. The Receiving Party will use its best efforts to obtain or assist the Originating Party and its affiliates in obtaining such a protective order.

         (e) Each of the parties agree that any breach or threatened breach of the provisions of this Section 8 shall cause immediate and irreparable injury to the other party for which there exists no adequate remedy at law. Accordingly, the parties hereby grant each other the right to appear at any time in any court of law and to obtain an order enjoining and/or restraining the Receiving Party from using and/or disclosing such Confidential

                  Information except as such disclosure is permitted in this Agreement. The parties shall be bound by all provisions of such protective order and/or any determination of a court of competent jurisdiction.

         (f) The provisions of this Section 8 shall survive termination of this Agreement.


9. LIAISON WITH ACCOUNTANTS. A Co-Administrator shall act as liaison with each Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. A Co-Administrator shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Funds.

10. CO-ADMINISTRATORS' SYSTEMS. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Funds. NCB shall retain title to and ownership of those data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights provided by NCB in connection with the services provided by NCB to the Funds.

11. DISASTER RECOVERY. A Co-Administrator shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, such Co-Administrator shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions. A Co-Administrator shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by such Co-Administrator's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

12. COMPENSATION. As compensation for services rendered by the Co-Administrators during the term of this Agreement, each Fund, on behalf of its respective Portfolio, will pay to the Co-Administrators a fee or fees, and reimburse the Co-Administrators for out-of-pocket expenses, as may be agreed to in writing by the Funds and the
         respective   Co-Administrators  and  attached  as  Exhibit  B  to  this
         Agreement.

13. INDEMNIFICATION. Each Fund, on behalf of its Portfolios, agrees to indemnify, defend and hold harmless each Co-Administrator and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which a Co-Administrator takes in connection with the provision of services to the Fund. Neither a Co-Administrator, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by that Co-Administrator's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of the Co-Administrator's activities under this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of either Fund. The provisions of this Section 13 shall survive termination of this Agreement.

14.      RESPONSIBILITY OF THE CO-ADMINISTRATORS.

         (a) A Co-Administrator shall be under no duty to take any action hereunder on behalf of a Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by the relevant Co-Administrator and the relevant Fund in a written amendment hereto. A Co-Administrator shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement and the service level standards set forth in Exhibit D attached hereto. A Co-Administrator shall be liable only for any damages arising out of its own failure to perform its duties under this Agreement to the extent such damages arise out of its own willful misfeasance, bad faith, negligence or reckless disregard of such duties.

         (b)      Notwithstanding  anything in this  Agreement to the  contrary,
                  (i) a Co-Administrator shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control (provided such Co-Administrator has acted in accordance with the standard of care set forth above), including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) a Co-Administrator shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which a Co-Administrator reasonably believes to be genuine.

         (c) Notwithstanding anything in this Agreement to the contrary, neither Co-Administrator nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such Co-Administrator or its affiliates.

         (d) Any claims (including the filing of a suit or, if applicable, commencement of arbitration proceedings) must be asserted by a Fund against a Co-Administrator or any of its affiliates within 24 months after the Fund became aware of the claim or the Board of Trustees of the Fund is informed of specific facts that should have alerted it that a basis for such a claim might exist.

         (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

         (f) The provisions of this Section 14 shall survive termination of this Agreement.

         (g) Notwithstanding anything in this Agreement to the contrary, a Co-Administrator shall have no liability either for any error or omission of the other Co-Administrator or any of their predecessors as servicer on behalf of a Fund or for any
                  failure  to  discover   any  such  error  or   omission.

15.      DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

         The Co-Administrators will perform the following accounting services with respect to each Portfolio:

         (i) Journalize investment, capital share and income and expense activities;

         (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser");

         (iii)    Maintain individual ledgers for investment securities;

         (iv)     Maintain historical tax lots for each security;


         (v) Reconcile cash and investment balances of the Fund with the Fund's custodian, and provide the Adviser with the beginning cash balance available for investment purposes;


         (vi) Update the cash availability throughout the day as required by the Adviser;

         (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

         (viii) Calculate various contractual expenses (E.G., advisory and custody fees);

         (ix) Monitor the expense accruals and notify Fund management of any proposed adjustments;

         (x) Control all disbursements and authorize such disbursements upon Written Instructions;

         (xi)     Calculate capital gains and losses;

         (xii)    Determine net income;


         (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's investments;


         (xiv) Transmit to or make available a copy of the daily portfolio valuation to the Adviser;

         (xv)     Compute net asset value;

         (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

         (xvii)   Convert   monthly   summaries  of  historical   capital  stock
                  transactions and provide a monthly net change in net asset report.

16.      DESCRIPTION OF FINANCIAL ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

         The   Co-Administrators    will   perform   the   following   financial
         administration services with respect to each Portfolio:

         (i) Supply various normal and customary Portfolio statistical data as requested on an ongoing basis;

         (ii) Monitor, to the extent information is available to such Co-Administrator, the accuracy of statistical information delivered to third-party statistical agencies by the Co-Administrator;

         (iii) Prepare for execution and file each Fund's Federal and state tax returns;

         (iv)     Prepare   and  file  with  the  SEC  the  Fund's   annual  and
                  semi-annual shareholder reports;

         (v) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

         (viii) Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;


         (ix) Monitor each Portfolio's compliance with the 1940 Act and disclosure included in its prospectuses and statements of additional information;

         (x)      Assist  in  the  selection  of  and   coordinate   contractual
                  relationships and communications between the Fund and its contractual service providers;

         (xi) Monitor the Fund's compliance with the amounts and conditions of each state qualification;

         (xii) Perform accounting services required for the Trustees Deferred Compensation Plan;


         (xiii) With respect to PFPC only, provide employees or officers to serve as Treasurer of the Funds and to serve as such other officers as the Fund may request, subject to the agreement of PFPC;

         (xiv) Prepare monthly expense budgets in accordance with Fund management specifications; and

         (xv) Monitor indices and halted securities and communicate those issues that trigger the potential for security fair valuation in accordance with fair value pricing procedures established by each Fund's Board of Trustees.


17.      DESCRIPTION  OF  REGULATORY  ADMINISTRATION  SERVICES  ON A  CONTINUOUS
         BASIS.

         The   Co-Administrators   will   perform   the   following   regulatory
administration services with respect to each Portfolio:


         (i) Prepare Post-Effective Amendments to each Fund's Registration Statement, subject to review by and approval of the Fund's counsel, and coordinate with the Fund's financial printer to make such filings with the SEC;

         (ii) Assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Funds in accordance with the requirements of Rules 17g-1 and 17d-1 (d) (7) under the 1940 Act as such bond and policies are approved by each Fund's Board of Trustees;

         (iii) File each Fund's fidelity bond with the SEC and monitor each Fund's assets to assure adequate fidelity bond coverage is maintained;

         (iv) Draft agendas, resolutions and materials for quarterly and special Board meetings;

         (v) Coordinate the preparation, assembly and mailing of Board materials;


         (vi) Attend Board meetings (and make presentations at such meetings as appropriate) and draft minutes of such meetings (but only if requested by NCB to do so and subject to review by the Funds' counsel);

         (vii) Maintain each Fund's corporate calendar to assure compliance with various SEC filing and Board approval deadlines;

         (viii)   Mail  to   appropriate   parties   the   personal   securities
                  transaction quarterly reporting forms under each Fund's Code of Ethics pursuant to Rule 17j-1 under the 1940 Act;

         (ix)     Maintain the Fund's files; and

         (x) Assist in monitoring regulatory developments which may affect the Funds and assist the Funds in the handling of SEC examinations.

18.      DESCRIPTION OF  DISTRIBUTION  SUPPORT  SERVICES.

PFPC will perform the following distribution support services:

         (i) Provide marketing support services, including developing regular marketing materials; assisting with direct marketing, data warehouse, vendor review and recommendations, media planning, development and recommendations, PR coordination and event coordination and development; providing print production coordination; and assisting in the development of sales development materials by segment;

         (ii) Provide product support services, including evaluating specific product features offered within retirement, WRAP, annuity and cash management products; presenting suggestions for enhancements and potential new product development and rollout; and evaluating the Fund's share class structure;

         (iii) Provide industry research services, including providing regulatory alerts and updates as necessary; providing white papers and industry research; negotiating reduced rate subscriptions to industry publications; providing access to third-party industry research and white papers; and responding to ad hoc requests for industry research;

         (iv) Providing dealer and shareholder services, including email response support; and

         (v)      Providing inbound teleservicing support.

19.      DURATION AND TERMINATION.

         (a) This Agreement shall be effective on the date first above written and shall continue in effect for an initial period of three (3) years. Thereafter, this Agreement shall continue automatically for successive terms of one (1) year; provided however, that this Agreement may be terminated at the end of the initial period or any subsequent date by the Funds or by a Co-Administrator on ninety (90) days' prior written notice to the other parties. In the event a Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor accounting and administration services agent(s) (and any other service provider(s)), and all reasonable and directly related trailing expenses incurred by the Co-Administrators, will be borne by the Fund. In the event this Agreement is terminated by one, but not both Funds, this Agreement shall remain in full force and effect with respect to the non-terminating Fund.

         (b) If a party hereto fails in any material respect to perform its duties and obligations hereunder (a "Defaulting Party"), the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. Termination of this Agreement by the Non-Defaulting Party shall not constitute a waiver of any other rights or remedies with respect to obligations of the parties prior to such termination or rights of PFPC to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         (c) The Funds may terminate this Agreement prior to the end of the Initial Term or any Renewal Term if PFPC fails to meet the service standards set forth in Exhibit D to this Agreement for
                  (i) a period  of four (4)  consecutive  months or (ii) any six
                  (6) months in a twelve (12) month period.


20. NOTICES. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to a Fund or NCB, at National City Bank, 1900 East Ninth Street, Cleveland Ohio 44114, with a copy to W. Bruce McConnel, III, Esquire, Drinker Biddle & Reath, LLP, One Logan Square, 18th & Cherry Streets,

         Philadelphia, Pennsylvania 19103 or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.


21. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

22. ASSIGNMENT. PFPC may assign its rights hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that (i) PFPC gives NCB and the Funds 30 days' prior written notice of such assignment, (ii) the assignee or delegate agrees to comply with the relevant provisions of the 1940 Act, and
         (iii) PFPC and such assignee or delegate promptly provides such information as a Fund may reasonably request and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate).

23.      COUNTERPARTS.   This   Agreement   may  be  executed  in  two  or  more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


24. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25.      MISCELLANEOUS.


         (a) Notwithstanding anything in this Agreement to the contrary, each Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of a Co-Administrator hereunder without the prior written approval of a Co-Administrator, which approval shall not be unreasonably withheld or delayed.

         (b)      Except   as   expressly   provided   in  this   Agreement,   a
                  Co-Administrator hereby disclaims all representations and warranties, express or implied, made to the Funds or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. A Co-Administrator disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

         (c) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of a Co-Administrator are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Funds or any other person.

         (d) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (f) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

26. SARBANES-OXLEY CERTIFICATIONS. PFPC acknowledges that it may from time to time provide certain information that is necessary to complete a report or other filing that is required to be certified by certain of the Funds' officers pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Act") and rules and regulations promulgated from time to time thereunder (each such report or other filing, a "Certified Report"). PFPC agrees that any information PFPC provides that is necessary to complete a Certified Report, to its knowledge, will be true and complete when given. PFPC further agrees that any written representation or certification it provides to the Funds and/or the officers of the Funds in support of a certification by them to the SEC pursuant to the Act and/or any rules and regulations issued from time to time thereunder, to its knowledge, will be true and correct and complete when given. This covenant shall survive termination of this Agreement.

27. BUSINESS TRUST. The name Armada Funds and the Armada Advantage Fund and of any investment portfolio thereof, and any reference to the "Trustees" of Armada Funds or The Armada Advantage Fund, refer respectively to the Trusts created and the Trustees, as trustees but not individually or personally, acting from time to time under the respective Declarations of Trust which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of each Trust. The obligations of the Armada Funds and The Armada Advantage Fund entered into in their names, or on behalf of any of their investment portfolios, or on behalf thereof by any of the Trustees, representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of a Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against such Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        PFPC INC.

                                        By:
                                        Neal J. Andrews
                                        Senior Vice President



                                        National City Bank

                                        BY:
                                        NAME:
                                        TITLE:



                                        Armada Funds

                                        BY:
                                        NAME:
                                        TITLE:



                                        The Armada Advantage Fund

                                        BY:
                                        NAME:
                                        TITLE:

                                    EXHIBIT A


         THIS EXHIBIT A, dated as of April 1, 2003 is Exhibit A to that certain Co-Administration and Accounting Services Agreement dated as of April 1, 2003 among PFPC Inc., National City Bank, and each of Armada Funds, and The Armada Advantage Fund.


                                  ARMADA FUNDS
                                   PORTFOLIOS


         Money Market Fund
         Government Money Market Fund
         Treasury Money Market Fund
         Treasury Plus Money Market Fund
         Tax Exempt Money Market Fund
         Ohio Municipal Money Market Fund
         Pennsylvania Tax Exempt Money Market Fund
         Intermediate Bond Fund
         Equity Growth Fund
         Ohio Tax Exempt Bond Fund
         Limited Maturity Bond Fund
         Total Return Advantage Fund
         Small Cap Value Fund
         Large Cap Value Fund
         Pennsylvania Municipal Bond Fund
         Bond Fund
         GNMA Fund
         International Equity Fund
         Small Cap Growth Fund
         Core Equity Fund
         Equity Index Fund
         Balanced Allocation Fund
         National Tax Exempt Bond Fund
         Tax Managed Equity Fund
         Mid Cap Growth Fund
         Large Cap Ultra Fund
         U.S. Government Income Fund
         Michigan Municipal Bond Fund
         Aggressive Allocation Fund
         Conservative Allocation Fund
         Small/Mid Cap Value Fund
         UA Emerging Market Fund
         UA International Equity Fund

         UA Large Cap Ultra Fund
         UA Large Cap Value Fund
         UA Real Estate Fund
         UA Small Cap Growth Fund
         UA Small / Mid Cap Value Fund
         UA High Yield Bond Fund
         UA Short Duration Bond Fund
         UA U.S. Government Income Fund
         UA Money Market Fund
         Short Duration Bond Fund High
         Yield Bond Fund
         Strategic Income Bond Fund



                            THE ARMADA ADVANTAGE FUND
                                   PORTFOLIOS


         Armada Advantage Bond Fund
         Armada Advantage Mid Cap Growth Fund
         Armada Advantage Small Cap Growth Fund
         Armada Advantage International Equity Fund
         Armada Advantage Equity Growth Fund
         Armada Advantage Balanced Allocation Fund

                                    EXHIBIT B

                                  FEE SCHEDULE

         Pursuant to Paragraph 13 of this Agreement, and in consideration of the services to be provided to each Portfolio, each Fund will pay PFPC and NCB annual fees to be calculated daily and paid monthly as set forth below:

CO-ADMINISTRATION FEE:

         .07% annual fee will be calculated based upon the aggregate net assets of each Fund, payable monthly.


OUT-OF-POCKET EXPENSES:

         The Funds will reimburse PFPC and NCB for out-of-pocket expenses incurred on a Fund's behalf, including, but not limited to, postage, telephone, telex, overnight express charges, deconversion costs, custom development costs, transmission expenses, travel expenses incurred for Board meeting attendance or other travel at the request of the Portfolios. In addition, out-of-pocket costs will include the costs to obtain independent security market quotes.

MISCELLANEOUS:

         Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC or NCB.

         The fee for the period from the date hereof until the end of that year shall be prorated according to the proportion that such period bears to the full annual period.

                                    EXHIBIT C



                          PFPC DATAPATH ACCESS SERVICES


1.       PFPC SERVICES

         PFPC shall:

         (a) Provide internet access to PFPC's DataPath ("DataPath") at WWW.PFPCDATAPATH.COM or other site operated by PFPC (the "Site") for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods. Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances and (iii) net asset value-related data, including NAV and net asset, distribution and yield detail (collectively, the "Accounting Services");

         (b) Supply each of the Authorized Persons ("Users") with a logon ID and Password;

         (c) Provide to Users access to the information listed in subsection (a) above using standard inquiry tools and reports. With respect to the Accounting Services, Authorized Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing significant custom reports or enhancements are not included in the fees set forth in Section 12 of the Agreement and will be billed separately;

         (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

         (e)      Monitor  the  telephone   lines   involved  in  providing  the
                  Accounting Services and inform the Funds promptly of any malfunctions or service interruptions.

2.       DUTIES OF THE FUNDS, NCB AND THE USERS

         The Funds, NCB and/or the Users, as appropriate, shall:

         (a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

         (b) Keep logon IDs and passwords confidential and notify PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

3.       STANDARD OF CARE; LIMITATIONS OF LIABILITY


(a) Each Fund and NCB acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Accounting Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. Each Fund and NCB agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Accounting Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care set forth in
         Section 14 of the Agreement.

(b) Without limiting the generality of the foregoing or limiting the applicability of any other provision of this Exhibit B or the Agreement, including Sections 11, 14(a) and 14(b), PFPC shall not be liable for delays or failures to perform any of the Accounting Services or errors or loss of data occurring by reason of circumstances beyond such party's control, which may include: functions or malfunctions of the internet or telecommunications services, firewalls, encryption systems or security devices.

                                    EXHIBIT D


                                  ARMADA FUNDS
                        FUND ACCOUNTING SERVICE STANDARDS


1. Number of Accurate NAV's Reported to the Funds' transfer agent (the "Transfer Agent") divided by the Total Number of NAV's Required to Report to the Transfer Agent (excluding Money Market Funds): 98%

         o "NAV" for this purpose is class net assets divided by total class shares outstanding. An NAV is not accurate if, upon recalculation, the change in the reported extended class NAV is greater than a full penny.


         o Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).


2. Number of accurate NAV's Reported to NASDAQ divided by Number of Total NAV's Required to be Reported to NASDAQ (excluding Money Market Funds):
         98%

         o NAV for this purpose is class net assets divided by total class shares outstanding. An NAV is not accurate if, upon recalculation, the NAV difference is greater than a full penny.

         o Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).


3. Accurate and Timely Cash Availability Reports ("CAR") to the Adviser Divided by Number of Portfolios Requiring Cash Availability Reporting:
         99%


         o Timely CAR means, notwithstanding any other clause to the contrary, delivery by 10:45 a.m. (Eastern Time) for all Portfolios with the except of the following Portfolios, which require delivery by 10:15 a.m. (Eastern Time):

                                    Equity Index Fund
                                    International Equity Fund
                                    Ohio Tax Exempt Bond Fund
                                    Pennsylvania Municipal Bond Fund
                                    Michigan Municipal Bond Fund
                                    National Tax Exempt Bond Fund

         o Accurate CAR means errors controllable by a Co-Administrator that resulted in an overdraft to the Portfolios.

4. Number of accurate data elements (NAVs, yields and performance) delivered to the website divided by the total number of individual data elements delivered: 98%

         o Since these extracts are system generated, a properly approved NAV would be deemed to be accurately delivered if it were subsequently realized to be calculated in error. This error would effect the calculation in #1 above.


5. Notify the Adviser of compliance violations identified through the normal quantitative secondary compliance tests performed for each Portfolio no later than the second business day following the receipt of accurate and complete trade information by PFPC:100%


6. Final annual and semiannual shareholder reports shall contain no material errors: 100%

         o For purposes of this performance standard, a "material error" shall be one that requires a reprint of the report.



Note: For purposes of the foregoing calculations, the Portfolios of both Funds will be aggregated.